Exhibit 10.1

SECOND Amendment

to

Loan and security agreement

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of August, 2020, by and between SILICON VALLEY BANK (“Bank”) and MERSANA THERAPEUTICS, INC., a Delaware corporation (“Borrower”) whose address is 840 Memorial Drive, Cambridge, Massachusetts 02139.

Recitals

A.       Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 8, 2019, as amended by that certain First Amendment to Loan and Security Agreement between Bank and Borrower dated as of June 21, 2019, (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.       Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.       Borrower has requested that Bank amend the Loan Agreement to (i) provide a new term loan, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.       Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                  Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                  Amendments to Loan Agreement.

2.1              Section 2.1.2 (2020 Term Loan Advances). The Loan Agreement is amended by inserting the following new provision to appear as Section 2.1.2 (2020 Term Loan Advances) thereof:

“2.1.2           2020 Term Loan Advances.

(a)       Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, during the 2020 Draw Period A, Bank shall make up to five (5) term loan advances (each, a “2020 Term A Loan Advance”, and collectively, the “2020 Term A Loan Advances”) available to Borrower in an aggregate original principal amount not to exceed Twenty Five Million Dollars ($25,000,000.00); provided that the initial 2020 Term A Loan Advance (which shall be in an amount of at least Five Million Two Hundred Thousand Dollars ($5,200,000.00) (the “Initial 2020 Term A Loan Advance”) (i) shall be made on or about the Second Amendment Effective Date, and (ii) all or a portion of the proceeds of the Initial 2020 Term A Loan Advance shall be used to repay in full Borrower’s outstanding obligations and liabilities to Bank existing as of the Second Amendment Effective Date, which shall include the Final Payment (but shall not include the Unused Term Loan Commitment Fee, the Prepayment Fee, or the Waived Final Payment, which are waived by Bank as of the Second Amendment Effective Date) (the “Prior Obligations”). Borrower hereby authorizes Bank to apply the proceeds of the Initial 2020 Term A Loan Advance to the Prior Obligations as part of the funding process without actually depositing such funds into an account of Borrower. Upon the application of the Initial 2020 Term A Loan Advance to the Prior Obligations, the Prior Obligations will be paid in full. Subject to the terms and conditions of this Agreement, upon Borrower’s request, during the 2020 Draw Period B, Bank shall make one (1) term loan advance (the “2020 Term B Loan Advance”) available to Borrower in an original principal amount of Five Million Dollars ($5,000,000.00). The 2020 Term A Loan Advances and the 2020 Term B Loan Advance are each hereinafter referred to singly as a “2020 Term Loan Advance” and collectively as the “2020 Term Loan Advances”. After repayment, no 2020 Term Loan Advance (or any portion thereof) may be reborrowed. For the avoidance of doubt, upon the repayment of the Prior Obligations, no further Term Loan Advances are available.

(b)       Interest Period. Commencing on the first (1st) Payment Date of the month following the month in which the Funding Date of the applicable 2020 Term Loan Advance occurs, and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest on the principal amount of each 2020 Term Loan Advance at the rate set forth in Section 2.2(a)(ii).

(c)       Repayment. Commencing on the 2020 Term Loan Amortization Date, and continuing on each Payment Date thereafter, Borrower shall repay each 2020 Term Loan Advance in (i) consecutive equal monthly installments of principal according to the 2020 Repayment Schedule, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.2(a)(ii). All outstanding principal and accrued and unpaid interest with respect to the 2020 Term Loan Advances, and all other outstanding Obligations with respect to the 2020 Term Loan Advances, are due and payable in full on the 2020 Term Loan Maturity Date.

(d)       Mandatory Prepayment Upon an Acceleration. If the 2020 Term Loan Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued and unpaid interest, (ii) the 2020 Final Payment, (iii) the 2020 Prepayment Fee, plus (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)       Permitted Prepayment of 2020 Term Loan Advances. Borrower shall have the option to prepay all, but not less than all, of the 2020 Term Loan Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the 2020 Term Loan Advances at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) the 2020 Final Payment, (C) the 2020 Prepayment Fee, plus (D) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.”

2.2          Section 2.2 (Payment of Interest on the Credit Extensions). Section 2.2(a) is amended in its entirety and replaced with the following:

“              (a)          Interest Rate.

(i)       Subject to Section 2.2(b), the principal amount outstanding for each Term Loan Advance shall accrue interest at a floating per annum rate equal to the greater of (i) four percent (4.0%) and (ii) one and one-half of one percent (1.50%) below the Prime Rate, which interest, in each case, shall be payable monthly in accordance with Section 2.2(d) below.

(ii)       Subject to Section 2.2(b), the principal amount outstanding for each 2020 Term Loan Advance shall accrue interest at a floating per annum rate equal to the greater of (i) one percent (1.00%) above the Prime Rate, and (ii) four and one-quarter of one percent (4.25%), and which interest, in each case, shall be payable monthly in accordance with Section 2.2(d) below.”

2.3          Section 2.3 (Fees). Section 2.3 is amended by (i) deleting the text “and” appearing at the end of subsection (e) thereof; (ii) re-lettering subsection (f) to appear as subsection (i) thereof, and (iii) inserting the following new subsections (f), (g), and (h) thereof:

“              (f)            2020 Final Payment. The 2020 Final Payment, when due hereunder;

(g)           2020 Prepayment Fee. The 2020 Prepayment Fee, if and when due hereunder;

(h)           2020 Good Faith Deposit. Borrower has paid to Bank a deposit of Thirty Thousand Dollars ($30,000.00) (the “2020 Good Faith Deposit”), to initiate Bank’s due diligence review process. The 2020 Good Faith Deposit shall be utilized toward the payment of Bank Expenses on the Second Amendment Effective Date; and”

2.4           Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(b) is amended in its entirety and replaced with the following:

“              (b)          Monthly Compliance Certificate. Within thirty (30) days after the last day of each month, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants (if any) set forth in this Agreement and such other information as Bank may reasonably request;”

2.5          Section 6.6 (Operating Accounts). The first two sentences of Section 6.6(a) are amended in their entirety and replaced with the following:

“              (a)           Maintain all of its and all of its Subsidiaries’ (excluding Securities Corp.) operating accounts and all excess cash with Bank and Bank’s Affiliates. In addition to the foregoing, Borrower shall at all times have on deposit in operating accounts maintained in the name of Borrower with Bank, cash in an amount equal to the lesser of (i) one hundred percent (100.0%) of the Dollar value of Borrower’s consolidated cash, including any Subsidiaries’, Affiliates’, or related entities’ cash, in the aggregate, at all financial institutions, and (ii) one hundred five percent (105.0%) of the then-outstanding Obligations of Borrower to Bank.”

2.6          Section 6.7 (Financial Covenant – Liquidity Ratio). Section 6.7 is amended in its entirety and replaced with the following:

“6.7        Reserved.”

2.7          Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is amended by inserting the words “(including, without limitation, pursuant to a Division)” to appear immediately prior to the words “(collectively, “Transfer”)”.

2.8          Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement is amended in its entirety and replaced with the following:

“7.3         Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

2.9          Section 8.1 (Payment Default). Section 8.1 is amended by replacing the words “Term Loan Maturity Date” with “Maturity Date”.

2.10        Section 12.1 (Termination Prior to Maturity Date; Survival). Section 12.1 is amended by replacing the words “Term Loan Maturity Date” with “Maturity Date”.

2.11        Section 13.1 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“              “Credit Extension” is any Term Loan Advance, any 2020 Term Loan Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“              “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Unused Term Loan Commitment Fee, the Prepayment Fee, the Final Payment, the 2020 Final Payment, the 2020 Prepayment Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“              “Term Loan Maturity Date” is the Second Amendment Effective Date.”

2.12        Section 13.1 (Definitions). The Loan Agreement is amended by inserting the following new terms and their respective definitions to appear alphabetically in Section 13.1 thereof:

“              “2020 Draw Period A” is the period of time commencing on the Second Amendment Effective Date, and continuing through the earlier to occur of (a) April 30, 2022, or (b) an Event of Default.

“              “2020 Draw Period B” is the period of time commencing upon the occurrence of the 2020 IND Event, and continuing through the earlier to occur of (i) April 30, 2022, or (ii) an Event of Default.”

“              “2020 Final Payment” is a payment (in addition to and not in substitution for the regular monthly payments of principal plus accrued interest) equal to the original principal amount of the 2020 Term Loan Advances extended by Bank to Borrower hereunder multiplied by five and one-half of one percent (5.5%), due on the earliest to occur of (a) the 2020 Term Loan Maturity Date, (b) the payment in full of such 2020 Term Loan Advances, (c) as required by Section 2.1.2(d) or Section 2.1.2(e), or (d) the termination of this Agreement.”

“              “2020 Good Faith Deposit” is defined in Section 2.3(h).”

“              “2020 Interest Only Extension Event” occurs if and when (if ever) Bank confirms in writing that it has received evidence, on or prior to May 31, 2022, satisfactory to Bank in its sole and absolute discretion, that Borrower has received sufficient data, on or prior to May 31, 2022, to submit a Biologics License Application for XMT 1536 to the FDA.”

“              “2020 IND Event” occurs if and when (if ever) Bank confirms in writing that it has received evidence, on or prior to April 30, 2022, satisfactory to Bank in Bank’s sole and absolute discretion, that (i) Borrower has submitted an IND to the FDA for a third (3rd) clinical asset and the FDA has not made any objections within thirty (30) days of Borrower filing such IND application with the FDA on prior to April 30, 2022, or (ii) Borrower has submitted an IND to the FDA for a third (3rd) clinical asset and the FDA has provided clearance in writing (satisfactory to Bank in its sole and absolute discretion) to proceed to a human clinical trial under such IND on prior to April 30, 2022.”

“              “2020 Prepayment Fee” shall be an additional fee, payable to Bank, with respect to the 2020 Term Loan Advances, in an amount equal to:

(a)       for a prepayment of the 2020 Term Loan Advances made on or prior to the first (1st) anniversary of the Second Amendment Effective Date, three percent (3.0%) of the then outstanding principal amount of the 2020 Term Loan Advances immediately prior to the date of such prepayment;

(b)       for a prepayment of the 2020 Term Loan Advances made after the first (1st) anniversary of the Second Amendment Effective Date, but on or prior to the second (2nd) anniversary of the Second Amendment Effective Date, two percent (2.0%) of the then outstanding principal amount of the 2020 Term Loan Advances immediately prior to the date of such prepayment; and

(c)       for a prepayment of the 2020 Term Loan Advances made after the second (2nd) anniversary of the Second Amendment Effective Date, but before the 2020 Term Loan Maturity Date, one percent (1.0%) of the then outstanding principal amount of the 2020 Term Loan Advances immediately prior to the date of such prepayment.

Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, the 2020 Prepayment Fee shall be waived by Bank if Bank closes on the refinance and redocumentation of the 2020 Term Loan Advances (in its sole and absolute discretion) prior to the 2020 Term Loan Maturity Date.”

“              “2020 Repayment Schedule” means the period of time equal to thirty (30) consecutive calendar months, which shall be reduced to twenty-two (22) consecutive calendar months upon the occurrence of the 2020 Interest Only Extension Event.”

“              “2020 Term A Loan Advance” and “2020 Term A Loan Advances” are each defined in Section 2.1.2(a).”

“              “2020 Term B Loan Advance” is defined in Section 2.1.2(a).”

“              “2020 Term Loan Advance” and “2020 Term Loan Advances” are each defined in Section 2.1.2(a).”

“              “2020 Term Loan Amortization Date” is June 1, 2022, which shall be extended to February 1, 2023, upon the occurrence of the 2020 Interest Only Extension Event.”

“              “2020 Term Loan Maturity Date” is November 1, 2024.”

“              “Biologics License Application” means an application for licensure of a biological product submitted to the FDA under 42 U.S.C. § 262(k) for permission to introduce, or deliver for introduction, a biologic product into interstate commerce.”

“              “Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.”

“              “FDA” means the U.S. Food and Drug Administration or any successor thereto.”

“              “IND” means an investigational new drug application submitted to the FDA pursuant to 21 C.F.R. § 312 (or its successor regulation) requesting authorization to initiate clinical trials in human subjects.”

“              “Initial 2020 Term A Loan Advance” is defined in Section 2.1.2(a).”

“              “Maturity Date” means the Term Loan Maturity Date and the 2020 Term Loan Maturity Date, as applicable.”

“              “Prior Obligations” is defined in Section 2.1.2(a).”

“              “Second Amendment Effective Date” is August 28, 2020.”

“              “Waived Final Payment” is the unaccrued portion of the Final Payment, which shall be an amount equal to Fifty Thousand Dollars ($50,000.00).”

2.13         Exhibit B (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.

3.                  Limitation of Amendments.

3.1              The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2              This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.               Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1              Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2              Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3              The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4              The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5              The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6              The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7              This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                  Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate in connection with this Amendment (the “Updated Perfection Certificate”) dated as of the date hereof, which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of May 8, 2019. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

6.                  Ratification of Stock Pledge Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Stock Pledge Agreement dated as of May 8, 2019 between Borrower and Bank, and acknowledges, confirms and agrees that said Stock Pledge Agreement shall remain in full force and effect.

7.                  Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.                  Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.                  Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		MERSANA THERAPEUTICS, INC.

By:	/s/ Dan Greaney	By:	/s/ Brian DeSchuytner
Name:	Dan Greaney	Name:	Brian DeSchuytner
Title:	Vice President	Title:	Senior Vice President, Finance and Product Strategy

SCHEDULE 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM:   MERSANA THERAPEUTICS, INC.

The undersigned authorized officer of MERSANA THERAPEUTICS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
10-Q Report	Within 45 days of quarter end
Compliance Certificate	Monthly within 30 days	Yes No
Board projections	At least annually, FYE within 60 days and contemporaneously with any updates or changes thereto	Yes No
10-K Report and annual audited financial statement	FYE within 90 days	Yes No
Filed Proxy, 10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

MERSANA THERAPEUTICS, INC.	BANK USE ONLY

By:	Received by:

Name:	AUTHORIZED SIGNER

Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No